Exhibit 99.3

WEYERHAEUSER NEWS RELEASE

For more information contact:

Analysts – Kathryn McAuley, 253-924-2058

Financial Media – Dan Katcher / Sharon Stern, 212-355-4449

Regional Media – Anthony Chavez, 253-924-7148

WEYERHAEUSER TO EXPLORE STRATEGIC ALTERNATIVES FOR WRECO,

ITS HOMEBUILDING AND REAL ESTATE DEVELOPMENT BUSINESS

FEDERAL WAY, Wash., June 16, 2013 – Weyerhaeuser Company (NYSE: WY) today announced that its board of directors has authorized the exploration of strategic alternatives with respect to Weyerhaeuser Real Estate Company (WRECO), Weyerhaeuser’s homebuilding and real estate development business. The board intends to consider a broad range of alternatives including, but not limited to, continuing to hold and operate WRECO, or a merger, sale or spin-off of the business.

“The board of directors and management team are committed to further enhancing value for all Weyerhaeuser shareholders,” said Dan Fulton, Weyerhaeuser president and chief executive officer. “WRECO is one of the 20 largest homebuilders in the country, with industry-leading margins. Given the improving fundamentals of the housing market, we believe now is a prudent time to explore strategic alternatives for this business. This process will help ensure that WRECO achieves its full potential while we continue to build on Weyerhaeuser’s track record of shareholder value creation.”

The company noted that there can be no assurance that the board’s evaluation process will result in any transaction, or that any transaction, if pursued, will be consummated. The company does not intend to provide any additional information unless or until the evaluation process is completed or terminated.

Conference Call

Weyerhaeuser will hold a live conference call at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) on Monday, June 17, 2013 to discuss the announcement. To access the live webcast and presentation online, go to the Investor Relations section on www.weyerhaeuser.com on June 17. To join the conference call from within North America, dial (866) 610-1072 (access code – 95945025) at least 15 minutes prior to the call. Those calling from outside North America should dial (973) 935-2840 (access code – 95945025). Replays will be available for one week at (800) 585-8367 (access code – 95945025) from within North America and at (404) 537-3406 (access code – 95945025) from outside North America.

About Weyerhaeuser

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control more than 6 million acres of timberlands, primarily in the U.S., and manage another 14 million acres under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood and cellulose fibers products, and we develop real estate, primarily as a builder of single-family homes. Our company is a real estate investment trust. In 2012, we generated $7.1 billion in sales and employed approximately 13,200 people who serve customers worldwide. We are listed on the Dow Jones World Sustainability Index. Our stock trades on the New York Stock Exchange under the symbol WY.

FORWARD-LOOKING STATEMENTS

This press release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, with respect to any potential transaction involving WRECO or the structure of any such transaction (if any), and the risk factors disclosed in Weyerhaeuser’s most recent Form 10-K filed with the Securities and Exchange Commission on February 19, 2013. These forward-looking statements are based on various assumptions and may not be accurate because of risks and uncertainties surrounding these assumptions. Factors listed above, as well as other factors, may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the events occur, there is no guarantee what effect they will have on company operations or financial condition. The company will not update these forward-looking statements after the date of this news release.